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                                                                   EXHIBIT 99.1

                                                          FOR IMMEDIATE RELEASE
                                                       JIM SMITH (713) 881-3662


               ADAMS RESOURCES ANNOUNCES SECOND QUARTER EARNINGS



         Houston (August 11, 2004) -- Adams Resources & Energy, Inc., (AMEX-AE), announced second quarter 2004 unaudited net earnings of $1,118,000 or $.27 per common share. Revenues for the quarter totaled $495,616,000. Current earnings compared to unaudited second quarter 2003 net earnings of $1,430,000 or $.34 per common share. For the six-month period ended June 30, 2004, net earnings were $2,056,000 compared to $1,778,000 for the six-month period in 2003.

         Chairman, K. S. "Bud" Adams, Jr. attributed the reduced quarterly earnings to weaker margins within the Company's crude oil marketing business. Although world crude oil prices were generally increasing during the quarter, the Company experienced the unusual situation of narrowing margins due to adequate domestic crude oil supplies. Mr. Adams noted that reduced marketing margins were substantially offset by strong results from the Company's transportation sector. The Company's chemical transportation business is presently operating at or near full capacity and this strong demand condition is expected to continue through at least year-end.

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               A summary of operating results is as follows:
                                                                                                 Second Quarter
                                                                                             ------------------------
                                                                                             2004                2003
                                                                                             ----                ----
               Operating Earnings
                     Marketing.........................................                  $  1,193,000      $  3,284,000
                     Transportation....................................                     1,692,000           631,000
                     Oil and gas.......................................                       661,000           984,000
               General & administrative expenses.......................                    (1,851,000)       (1,566,000)
               Interest, net...........................................                       (10,000)           86,000
               Income tax provision....................................                      (567,000)       (1,334,000)
                                                                                         ------------      ------------
               Earnings from continuing operations.....................                     1,118,000         2,085,000

               Loss from discontinued operations, net of tax...........                             -          (655,000)
                                                                                         ------------      ------------

               Net earnings............................................                  $  1,118,000      $  1,430,000
                                                                                         ============      ============
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         The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. A number of factors could cause actual results or events to differ materially from those anticipated. Such factors include, among others,
(a) general economic conditions, (b) fluctuations in hydrocarbon prices and margins, (c) variations between crude oil and natural gas contract volumes and actual delivery volumes, (d) unanticipated environmental liabilities or

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regulatory changes, (e) counterparty credit default, (f) inability to obtain bank and/or trade credit support, (g) availability and cost of insurance, (h) changes in tax laws, and (i) the availability of capital, among others (j) changes in regulations, (k) results of current items of litigation, (l) uninsured items of litigation or losses, (m) uncertainty in reserve estimates and cash flows, (n) ability to replace oil and gas reserves, (o) security issues related to drivers and terminal facilities, (p) commodity price volatility and (q) successful completion of drilling activity. These and other risks are described in the Company's reports that are on file with the Securities and Exchange Commission.


            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     (In thousands, except per share data)

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
                                                                         Six Months Ended                 Three Months Ended
                                                                              June 30,                         June 30,
                                                                      -----------------------          ----------------------
                                                                      2004             2003            2004              2003
                                                                      ----             ----            ----              ----
      Revenues............................................         $     956,931  $     900,257    $    495,616    $     426,967

      Costs, expenses and other...........................              (953,427)      (892,820)       (493,931)        (423,548)
      Income tax provision ...............................                (1,195)        (2,859)           (567)          (1,334)
                                                                   -------------  -------------    ------------    -------------
      Earnings from continuing operations.................                 2,309          4,578           1,118            2,085
      Loss for discontinued operation, net of tax.........                  (253)        (2,708)              -             (655)
      Cumulative effect of accounting change, net of tax..                     -            (92)              -                -
                                                                   -------------  -------------    ------------    -------------
      Net earnings........................................         $       2,056  $       1,778    $      1,118    $       1,430
                                                                   =============  =============    ============    =============
      Earnings (loss) per share
         From continuing operations.......................         $         .55  $        1.08    $        .27    $         .49
         From discontinued operation......................                  (.06)          (.64)              -             (.15)
         Cumulative effect of accounting change...........                     -           (.02)              -                -
                                                                   -------------  -------------    ------------    -------------
         Basic and diluted net earnings per
         common share.....................................         $         .49  $         .42    $        .27    $         .34
                                                                   =============  =============    ============    =============
      Dividends per common share..........................         $           -  $           -    $          -    $           -
                                                                   =============  =============    ============    =============
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                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                 (In thousands)

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
                                                               June 30,           December 31,
                                                                 2004                2003
                                                             -------------       -------------
               ASSETS
                  Cash.................................      $      17,562       $      28,342
                  Other current assets.................            173,016             157,309
                                                               -----------        ------------
                     Total current assets..............            190,578             185,651

                  Net property & equipment.............             24,943              24,407
                  Other assets.........................                182                 203
                                                                ----------        ------------
                                                             $     215,703       $     210,261
                                                             =============       =============

               LIABILITIES AND EQUITY
                  Total current liabilities............      $     156,023       $     152,665
                  Long-term debt.......................             11,475              11,475
                  Deferred taxes and other ............              3,917               3,889
                  Shareholders' equity.................             44,288              42,232
                                                               -----------       -------------
                                                             $     215,703       $     210,261
                                                             =============       =============
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